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     Because  the  electronic  format  of filing  Form  N-SAR  does not  provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:

     Evergreen Equity Index Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      2,272,688         0.39             5,753,609         44.14


     Class B      1,074,732         0.22             4,495,651         43.41


     Class C      1,087,773         0.23             4,608,771         43.97


     Class I      3,958,305         0.43             8,422,213         44.16


     Class IS     139,687           0.38               344,435         44.14





     Evergreen Strategic Value Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      13,680            0.17             88,464            23.25


     Class B       8,790            0.10             87,693            23.19


     Class C      6,932             0.10             72,251            23.19


     Class I      6,464,371         0.20             29,698,868        23.26


     Class IS     62,683            0.17             357,083           23.25